INDEX TO EXHIBITS

EX-99.(g)(ii)          Form of Custodian Agreement with BBH&Co.

EX-99.(g)(iv)          Transfer Agency Agreement with Forum

EX-99.(h)(ii)(b)       Amended and Restated Admin Agreement with
                       Brown Brothers Harriman Trust Company, LLC

EX-99.(h)(viii)(b)     Expense Payment Agreement with respec to
                       The 59 Wall Street Inflation-Indexed Securities Fund

EX-99.(j)              Consent of Independent Auditors

EX-99.(p)(i)           Code of Ethics of the Registrant.

EX-99.(p)(ii)          Code of Ethics of the Adviser.

EX-99.(p)(iii)         Code of Ethics of the Distributor.